EXHIBIT 99.3

PROPHET 21, INC. AND SUBSIDIARIES FINANCIAL STATEMENTS
Independent auditors’ report	2
Consolidated balance sheets as of June 30, 2005 and 2004	3
Consolidated statements of operations for the years ended June 30, 2005 and 2004	4
Consolidated statements of stockholders’ equity for the years ended June 30, 2005 and 2004	5
Consolidated statements of cash flows for the years ended June 30, 2005 and 2004	6
Notes to consolidated financial statements for the years ended June 30, 2005 and 2004	7
Independent auditors’ report	26
Consolidated balance sheet as of June 30, 2003	27
Consolidated statements of operations for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	28
Consolidated statements of stockholders’ equity for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	29
Consolidated statements of cash flows for the periods from July 1, 2002 through January 20, 2003 (predecessor period) and January 21, 2003 through June 30, 2003 (successor period)	30
Notes to consolidated financial statements for the year ended June 30, 2003	31

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
Prophet 21, Inc.:
      We have audited the accompanying consolidated balance sheets of Prophet 21, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prophet 21, Inc. and subsidiaries as of June 30, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ KPMG LLP
August 19, 2005

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
June 30, 2005 and 2004
(In thousands, except share and per-share data)

	2005	2004

Assets
Current assets:
Cash	$554	$2,495
Accounts receivable, net of allowance for doubtful accounts of $838 in 2005 and $744 in 2004	11,320	9,629
Inventories	517	542
Deferred income taxes	864	374
Prepaid expenses and other current assets	624	1,679

Total current assets	13,879	14,719
Property and equipment, net	1,836	1,496
Other assets	1,403	343
Acquired intangible assets, net of accumulated amortization of $13,741 in 2005 and $6,013 in 2004	30,176	28,304
Goodwill	54,495	33,071

Total assets	$101,789	$77,933

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving credit facility	$23,350	$8,700
Current portion of term debt	10,000	3,250
Accounts payable	2,704	2,088
Accounts payable — related party (note 19)	197	200
Accrued expenses	5,131	4,012
Interest payable	380	32
Commissions payable	793	586
Taxes payable	1,645	2,775
Profit sharing plan contribution payable	314	249
Deferred revenues	8,942	6,166

Total current liabilities	53,456	28,058
Deferred income taxes	7,605	9,456
Other long-term liabilities	124	—
Term debt, excluding current portion	36,750	—

Total liabilities	97,935	37,514

Commitments and contingencies (note 18)
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 75,000 shares; issued and outstanding 0 shares in 2005 and 34,789.59 shares in 2004	—	38,908
Common stock, $0.01 par value; authorized 20,000,000 shares; issued and outstanding 13,775,179 shares in 2005 and 13,744,645 shares in 2004	138	138
Note receivable — stockholder	(100)	—
Additional paid-in capital	460	259
Retained earnings	3,356	1,114

Total stockholders’ equity	3,854	40,419

Total liabilities and stockholders’ equity	$101,789	$77,933

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years Ended June 30, 2005 and 2004
(In thousands)

	2005	2004

Revenues:
Software and hardware	$19,829	$13,788
Services and support	51,886	34,515
Trading Partner Connect	4,857	3,682
Other	751	606

Total revenue	77,323	52,591

Cost of revenues:
Software and hardware	7,526	5,862
Services and support	19,459	13,089
Trading Partner Connect	2,255	1,980
Other	564	482

Total cost of revenue	29,804	21,413

Gross profit	47,519	31,178

Operating expenses:
Sales and marketing	11,581	8,738
Research and product development	12,716	9,311
General and administrative	6,070	4,359
Amortization of intangibles	5,208	2,012
Merger and acquisition related expenses	271	324

Total operating expenses	35,846	24,744

Operating income	11,673	6,434
Interest expense, net	(3,972)	(418)

Income before taxes	7,701	6,016
Provision for income taxes	3,178	1,817

Net income	$4,523	$4,199

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years Ended June 30, 2005 and 2004
(In thousands, except share data)

							Retained
	Preferred Stock		Common Stock		Note	Additional	Earnings	Total
					Receivable—	Paid-In	(Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Stockholder	Capital	Deficit)	Equity

Balance, June 30, 2003	34,790	$36,026	13,744,645	$138	$—	$259	$(203)	$36,220
Accretion of dividends (note 15)	—	2,882	—	—	—	—	(2,882)	—
Net income	—	—	—	—	—	—	4,199	4,199

Balance, June 30, 2004	34,790	38,908	13,744,645	138	—	259	1,114	40,419
Accretion of dividends (note 15)	—	2,281	—	—	—	—	(2,281)	—
Loan to stockholder	—	—	—	—	(100)	—	—	(100)
Issuance of common stock	—	—	30,534	—	—	201	—	201
Redemption of preferred stock	(34,790)	(41,189)	—	—	—	—	—	(41,189)
Net income	—	—	—	—	—	—	4,523	4,523

Balance, June 30, 2005	—	$—	13,775,179	$138	$(100)	$460	$3,356	$3,854

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended June 30, 2005 and 2004
(In thousands)

	2005	2004

Cash flows from operating activities:
Net income	$4,523	$4,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,512	5,309
Provision for doubtful accounts	1,016	742
Deferred income taxes	(2,606)	(891)
Amortization of deferred financing costs	446	66
Decrease (increase) in operating assets, net of effect of acquisitions:
Accounts receivable	(1,153)	2,431
Inventories	83	182
Prepaid expenses and other current assets	1,075	(174)
Other assets	714	(64)
Increase (decrease) in operating liabilities, net of effect of acquisitions:
Accounts payable	(280)	203
Accrued expenses and commissions payable	1,560	(792)
Interest payable	379	(24)
Taxes payable	(1,306)	(203)
Profit sharing plan contribution payable	65	30
Deferred revenues	2,018	570

Net cash provided by operating activities	15,046	11,584

Cash flows from investing activities:
Capital expenditures	(906)	(509)
Acquisitions of businesses, net of cash acquired	(30,922)	(15,825)

Net cash used in investing activities	(31,828)	(16,334)

Cash flows from financing activities:
Issuance of common stock	101	—
Redemption of preferred stock	(41,189)	—
Proceeds from revolving credit facility	67,000	17,100
Repayments on revolving credit facility	(52,350)	(9,300)
Proceeds from term debt	50,000	—
Repayments of term debt	(6,500)	(2,167)
Deferred financing costs	(2,221)	(185)

Net cash provided by financing activities	14,841	5,448

Net (decrease) increase in cash	(1,941)	698
Cash at beginning of year	2,495	1,797

Cash at end of year	$554	$2,495

Supplemental cash flow disclosures:
Income taxes paid	$5,908	$1,446
Interest paid	2,429	384
See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(1)	ORGANIZATION
      Prophet 21, Inc. and its wholly owned subsidiaries (the Company) develop, market, and support a complete suite of fully integrated, industry-specific enterprise application software consisting of order and inventory management, pricing and promotions, warehouse automation, procurement, finance, business analysis and reporting, and customer relationship management modules. In addition, the Company’s Internet trading network (Trading Partner Connect) streamlines the commerce process among distributors, their manufacturers/suppliers and end-users.
      On January 21, 2003, XXI Merger Corp. was merged with and into the Company in a transaction that was accounted for as a business combination. XXI Merger Corp. is owned by affiliated funds of Thoma Cressey Equity Partners (TCEP) and LLR Partners, Inc. (LLR) and certain management members of the Company. This purchase transaction resulted in a new basis of accounting for the purchased assets and liabilities on January 21, 2003. See note 19 for related-party transactions.

(2)	BASIS OF PRESENTATION
      The accompanying consolidated financial statements include the accounts of Prophet 21, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Use of Estimates
      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Allowance for Doubtful Accounts
      The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(c) Inventories
      Inventories primarily consist of purchased third-party software and hardware. Inventories are stated at the lower of cost or market. Cost is determined using the average-cost method.

(d) Property and Equipment
      Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term (including renewal periods in certain instances). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(e)	Long-Lived Assets
      Acquired intangible assets consist of customer contracts and related customer relationships, trademarks and trade names, noncompete or nonsolicitation agreements and acquired technology arising from acquisitions. Customer contracts and related customer relationships are amortized using the straight-line method over their estimated economic lives. Noncompete agreements are amortized using the straight-line method over the respective noncompete period. Trademarks and trade names are considered to have an indefinite life, and therefore are not amortized.
      The provisions of Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, were adopted on July 1, 2002. SFAS No. 144 establishes accounting standards for the impairment of long-lived assets such as property and equipment and intangible assets subject to amortization. Long-lived assets to be held-and-used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the fair value is estimated using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.

(f)	Capitalized Software and Acquired Technology
      SFAS No. 86, Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requires the capitalization of costs incurred upon achieving technological feasibility until such product is ready for sale. The Company determines technological feasibility to occur when beta testing with existing clients begins. The time period between the establishment of technological feasibility and the completion of software development is short, and accordingly, no development costs have been incurred or capitalized during the years ended June 30, 2005 and 2004.
      Under the provisions of Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, costs associated with internally developed and/or purchased software systems for new products and enhancements to existing products are capitalized once the projects have reached the application development stage and meet recoverability tests. Capitalized costs include external direct costs of materials and services utilized in developing or obtaining internal-use software, and payroll and payroll-related expenses for employees who are directly associated with and devote time to the internal-use software project. Capitalization of such costs begins when the preliminary project stage is complete and ceases no later than the point at which the project is substantially complete and ready for its intended purpose. These capitalized costs are amortized using the straight-line method over the estimated economic useful life beginning when the asset is ready for its intended use.
      Acquired technology represents existing software that was acquired by way of a business combination. Such software, which is intended to be licensed to others or used internally, has been recorded at its fair value, and amortized using the straight-line method over the estimated economic life (note 9). Amortization of acquired technology was $2,520 for the years ended June 30, 2005 and 2004, and is recorded within cost of software and hardware revenues in the accompanying consolidated statement of operations.
      All other research and product development costs, including amounts related to assets that have no alternative use, have been expensed as incurred.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(g)	Goodwill
      In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at least annually. Under the provisions of SFAS No. 142, the first step of the impairment test requires that an entity determine the fair value of its reporting units, and compare the fair value to the reporting units’ carrying amount. To the extent the carrying amount of a reporting unit exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the entity must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date. The Company has determined that it has one reporting unit. The Company performed its annual impairment test as of June 30, 2005 and 2004 and noted no impairment. In the future, the Company expects to perform the annual test during its fiscal fourth quarter unless events or circumstances indicate impairment may have occurred before that time.

(h)	Revenue Recognition and Deferred Revenues
      Revenue from software licensing and related services is accounted for under SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. SOP 97-2, as amended, requires the total revenue on software arrangements involving multiple elements to be allocated to each element based on vendor specific objective evidence of fair values of the elements.
      Revenue from software is recognized when a contract has been executed, the product has been shipped to the customer, uncertainty surrounding customer acceptance becomes insignificant, payment terms are fixed or determinable, and collection of the related receivable is probable. Maintenance revenues from hardware and software support fees are deferred and recognized ratably over the contract period. As the functionality of the hardware is not dependent on any other services provided by the Company, hardware sales are recognized upon shipment. Revenue allocated to professional services is recognized as the services are provided. Deferred revenues represent amounts received from customers in advance of revenue being recognized and primarily relates to post contract customer support. Trading Partner Connect revenues represent software and services revenues related to this product.

(i)	Warranty and Guarantees
      Hardware and the proprietary software are warranted against design defects. A provision for future claims is recorded based upon historical experience.
      The Company’s software license agreements typically provide for indemnification of customers for intellectual property infringement claims. The Company has not incurred significant obligations under customer indemnification provisions historically, and do not expect to incur significant obligations in the future. Accordingly, the Company does not maintain any accruals for potential customer indemnification obligations.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(j)	Derivative Instruments
      The Company accounts for derivatives and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, as amended, which requires that all derivatives instruments be recorded on the balance sheet at their respective fair values.
      The Company has an interest-rate-related derivative instrument to manage its exposure on its debt instruments. The Company does not enter into derivative instruments for any purpose other than cash-flow-hedging purposes. That is, the Company does not speculate using derivative instruments.
      For all hedging relationships, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income to the extent that the derivative is effective as a hedge, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash-flow hedge is reported in earnings. However, if a derivative is designated as ineffective, changes in the fair value of derivatives are reported in current period earnings. The Company’s interest rate swap has been designated as ineffective (note 12).

(k)	Income Taxes
      The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the Company to record income taxes using the asset-and-liability method. Deferred income tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and the respective income tax bases and the future tax consequences attributable to operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences, operating losses, or tax credit carryforwards are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. SFAS No. 109 also requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Management evaluates the weight of all available evidence to determine whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its deferred tax assets.

(l)	Deferred Financing Costs
Net deferred financing costs of $1,276 and $249 are included in other assets as of June 30, 2005 and 2004, respectively, in the accompanying consolidated balance sheets and relate to debt issued in 2004 and 2005 (note 11). These costs are being amortized to interest expense over the term of the related debt.

(m)	Recently Issued Accounting Standards
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For nonpublic

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
companies, this Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation cost arising from subsequent modifications of awards after the grant date must be recognized. As the Company has not issued any stock options, this Statement does not have any impact on the Company’s financial statements. This Statement will be effective for the Company’s year ending June 30, 2007.
      In May 2003, SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued. For entities such as the Company, mandatory redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2003, which is the Company’s fiscal year ended June 30, 2005. However, the FASB deferred this implementation date through the issuance of FASB Staff Position (FSP) FAS 150-3, “Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150.” For instruments that are mandatorily redeemable on fixed dates, such as the Company’s preferred stock, FSP FAS 150-3 delayed the effective date to fiscal periods beginning after December 15, 2004, which is the Company’s fiscal year ending June 30, 2006. As the Company redeemed its outstanding preferred stock in March 2005 (note 15), the adoption of SFAS No. 150 will not have any impact on the Company’s consolidated financial statements.

(n)	Merger and Acquisition Related Expenses
      Merger and acquisition related expenses represent costs incurred during the years ended June 30, 2005 and 2004 in connection with acquisitions that the Company ultimately did not consummate.

(o) Reclassifications
      Certain prior year amounts have been reclassified to conform to current year presentation.

(4)	ACQUISITION OF TRADE SERVICE SYSTEMS, INC.
      On July 12, 2004, the Company acquired all of the outstanding stock of Trade Service Systems, Inc. (TSS) for a total purchase price of $12,413, including direct acquisition costs of $213 and a nonsolicitation agreement of $200. TSS is a provider of enterprise software solutions and services to distribution entities in the electrical industry. The results of operations from TSS have been included in the consolidated financial statements from the date of acquisition.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of July 12, 2004:

Current assets	$943
Property and equipment	162
Intangible assets	3,300
Goodwill	10,060

Total assets acquired	14,465

Current liabilities	1,633
Deferred revenues	419

Total liabilities assumed	2,052

Net assets acquired	$12,413

      The Company applied the fair value provisions of Emerging Issues Task Force (EITF) No. 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree, to record the fair value of deferred revenues at the acquisition date. The $419 recorded for deferred revenues reflects a reduction of $250 from amounts recorded on the seller’s balance sheet, which was $669.
      The customer contract and related customer relationship intangible asset of $2,000 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $1,100 has a useful life of five years and is being amortized using the straight-line method. The nonsolicitation agreement intangible asset of $200 has a useful life of three years and is being amortized using the straight-line method. Goodwill of $10,060 is not deductible for income tax purposes.

(5)	ACQUISITION OF WHOLESALE DISTRIBUTION SYSTEMS CORPORATION
      On November 8, 2004, the Company acquired certain assets and assumed certain liabilities of Wholesale Distribution Systems Corporation (WDS) for a total purchase price of $14,165, including direct acquisition costs of $33. WDS is a provider of enterprise software solutions and services to distribution entities in the various industries. The results of operations from WDS have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of November 8, 2004:

Accounts receivable	$759
Intangible assets	5,400
Goodwill	8,280

Total assets acquired	14,439

Current liabilities	68
Deferred revenues	206

Total liabilities assumed	274

Net assets acquired	$14,165

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $206 recorded for deferred revenues reflects a reduction of $143 from amounts recorded on the seller’s balance sheet, which was $349.
      The customer contract and related customer relationship intangible asset of $4,900 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $500 has a useful life of three years and is being amortized using the straight-line method. Goodwill of $8,280 is deductible for income tax purposes.

(6)	ACQUISITION OF STANPAK SYSTEMS, INC.
      On June 27, 2005, the Company acquired all of the outstanding stock of Stanpak Systems, Inc. for a total purchase price of $4,529, including direct acquisition costs of $129. A portion of the purchase price consideration ($500) remains unpaid as of June 30, 2005 and is included in accrued expenses in the accompanying consolidated balance sheets (note 14). The remaining consideration will be paid no later than June 27, 2006, pending resolution of certain contingencies. Stanpak Systems, Inc. is a provider of enterprise software solutions and services to distribution entities in the janitorial and paper products industry. The results of operations from Stanpak Systems, Inc. have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 27, 2005:

Cash	$184
Other current assets	423
Property and equipment	57
Intangible assets	900
Goodwill	3,339

Total assets acquired	4,903

Current liabilities	241
Deferred revenues	133

Total liabilities assumed	374

Net assets acquired	$4,529

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $133 recorded for deferred revenues reflects a reduction of $67 from amounts recorded on the seller’s balance sheet, which was $200.
      The customer contract and related customer relationship intangible asset of $700 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $200 has a useful life of five years and is being amortized using the straight-line method. Goodwill of $3,339 is not deductible for income tax purposes.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(7)	FISCAL YEAR 2004 ACQUISITIONS

(a)	Systems Design, Inc.
      On November 5, 2003, the Company acquired all of the outstanding stock of Systems Design, Inc. (SDI) for a total purchase price of $5,410, including direct acquisition costs of $110. A portion of the purchase price consideration ($500) remained unpaid as of June 30, 2004 and was included in accrued expenses in the accompanying consolidated balance sheets (note 14) as of June 30, 2004. During the year ended June 30, 2005, certain adjustments were made to the purchase price and recorded through goodwill (note 10). The remaining consideration will be paid on November 5, 2005, pending resolution of certain contingencies. As of June 30, 2005, $100 remains unpaid and included in accrued expenses in the accompanying consolidated balance sheets. SDI is a provider of enterprise software solutions and services to distribution entities in the floor coverings industry. The results of operations from SDI have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of November 5, 2003:

Cash	$159
Other current assets	1,131
Property and equipment	306
Intangible asset	2,900
Goodwill	3,315

Total assets acquired	7,811

Current liabilities	2,043
Deferred revenue	358

Total liabilities assumed	2,401

Net assets acquired	$5,410

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $358 recorded for deferred revenues reflects a reduction of $68 from amounts recorded on the seller’s balance sheet, which was $426.
      The customer contract and related customer relationship intangible asset of $2,900 has a useful life of four years and is being amortized using the straight-line method. Goodwill of $3,315 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(b)	Distribution Information Systems Corporation, Inc.
      On March 31, 2004, the Company acquired all of the outstanding stock of Distribution Information Systems Corporation, Inc. (DISC) for a total purchase price of $7,883, including direct acquisition costs of $183. A portion of the purchase price consideration ($750) has been paid but is held in an escrow account pending resolution of certain contingencies. The escrow amount will be released to the seller in two installments on March 31, 2005 and March 31, 2006. In March 2005, $350 was released from escrow to DISC. DISC is a provider of enterprise software solutions and services to distribution entities in the

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
fluid power industry. The results of operations from DISC have been included in the consolidated financial statements from the date of acquisition.
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of March 31, 2004:

Cash	$847
Other current assets	3,408
Property and equipment	40
Intangible assets	4,418
Goodwill	4,290

Total assets acquired	13,003

Current liabilities	3,766
Deferred revenue	1,354

Total liabilities assumed	5,120

Net assets acquired	$7,883

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $1,354 recorded for deferred revenues reflects a reduction of $1,735 from amounts recorded on the seller’s balance sheet, which was $3,089.
      The customer contract and related customer relationship intangible asset of $3,500 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $918 has a useful life of five years and is being amortized using the straight-line method. Goodwill of $4,290 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(c)	Dynamic Data Systems, Inc.
      On June 3, 2004, the Company acquired all of the outstanding stock of Dynamic Data Systems, Inc. (DDS) for a total purchase price of $3,694, including direct acquisition costs of $94. A portion of the purchase price consideration ($300) has been paid but was being held in an escrow account pending resolution of certain contingencies. As of June 30, 2005, this amount is still held in escrow. DDS is a provider of enterprise software solutions and services to distribution entities in the medical products industry. The results of operations from DDS have been included in the consolidated financial statements from the date of acquisition.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 3, 2004:

Cash	$156
Other current assets	1,006
Property and equipment	32
Intangible assets	2,099
Goodwill	2,096

Total assets acquired	5,389

Current liabilities	1,382
Deferred revenue	313

Total liabilities assumed	1,695

Net assets acquired	$3,694

      The Company applied the fair value provisions of EITF No. 01-3 to record the fair value of deferred revenues at the acquisition date. The $313 recorded for deferred revenues reflects a reduction of $160 from amounts recorded on the seller’s balance sheet, which was $473.
      The customer contract and related customer relationship intangible asset of $1,300 has a useful life of four years and is being amortized using the straight-line method. The noncompete agreement intangible asset of $799 has a useful life of four years and is being amortized using the straight-line method. Goodwill of $2,096 is not deductible for income tax purposes. See note 10 for adjustments to goodwill which occurred during the year ended June 30, 2005.

(8)	PROPERTY AND EQUIPMENT
      Property and equipment consist of the following at June 30, 2005 and 2004:

	2005	2004

Equipment	$88	$118
Computer hardware and software	2,755	1,827
Furniture and fixtures	374	374
Leasehold improvements	431	286

	3,648	2,605
Less accumulated depreciation and amortization	(1,812)	(1,109)

	$1,836	$1,496

      Depreciation and amortization expense for the years ended June 30, 2005 and 2004 was $784 and $777, respectively.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(9)	ACQUIRED INTANGIBLE ASSETS
      Acquired intangible assets consist of the following at June 30, 2005:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Useful Life

Acquired technology	$12,600	$6,159	5 years
Customer contracts and related customer relationships	22,400	6,655	4-7 years
Noncompete agreements	3,717	862	3-5 years
Nonsolicitation agreement	200	65	3 years
Trademarks and trade names	5,000	—	Indefinite

	$43,917	$13,741

      Acquired intangible assets consist of the following at June 30, 2004:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Useful Life

Acquired technology	$12,600	$3,639	5 years
Customer contracts and related customer relationships	14,800	2,256	4-7 years
Noncompete agreements	1,917	118	4-5 years
Trademarks and trade names	5,000	—	Indefinite

	$34,317	$6,013

      Aggregate amortization expense for the years ended June 30, 2005 and 2004 was $7,728 and $4,532, including $2,520 and $2,520, respectively, of amortization of acquired technology.
      The following table provides estimated future aggregate amortization expense related to acquired intangible assets:

Year ended June 30:
2006	$8,468
2007	8,468
2008	6,003
2009	1,800
2010	437

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(10)	GOODWILL
      The changes in the carrying amount of goodwill for the years ended June 30, 2005 and 2004 are as follows:

Balance, June 30, 2003	$23,098
Acquisition of SDI	3,315
Acquisition of DISC	4,290
Acquisition of DDS	2,096
Adjustment to Faspac Systems, Inc. goodwill	272

Balance, June 30, 2004	33,071
Acquisition of TSS	10,060
Acquisition of WDS	8,280
Acquisition of Stanpak Systems, Inc.	3,339
Adjustment to Systems Design, Inc. goodwill	(296)
Adjustment to Distribution Information Systems Corporation, Inc. goodwill	(153)
Adjustment to Dynamic Data Systems, Inc. goodwill	194

Balance, June 30, 2005	$54,495

      The Company acquired certain assets and assumed certain liabilities of Faspac Systems, Inc. (Faspac) on June 13, 2003. During the year ended June 30, 2004, the goodwill associated with the Faspac acquisition increased by $250 as a result of an additional payment to the sellers of Faspac. Additionally, the goodwill related to the Faspac acquisition increased by $22 during the year ended June 30, 2004 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on June 13, 2003.
      During the year ended June 30, 2005, the goodwill associated with the SDI acquisition decreased by $296 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on November 5, 2003.
      During the year ended June 30, 2005, the goodwill associated with the DISC acquisition decreased by $153 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on March 31, 2004.
      During the year ended June 30, 2005, the goodwill associated with the DDS acquisition increased by $194 to reflect adjustments to the estimated fair values of the assets and liabilities acquired on June 3, 2004.

(11)	DEBT

(a) 2003 Facility
      On January 21, 2003, the Company entered into a debt agreement (the 2003 Facility) with a commercial bank. The 2003 Facility included a $6,500 term loan facility and up to a $6,500 revolving credit facility based on qualifying accounts receivable. On January 21, 2003, the Company borrowed the full amount of term loan. The term loan bore interest at LIBOR plus 3.25% or the prime rate plus 0.50% (4.40% at June 30, 2004). The term loan was due and payable in 12 equal quarterly installments beginning March 31, 2003 and was secured by certain of the Company’s assets. The revolving credit facility bore interest either at the LIBOR rate plus 3.00% or at the prime rate plus 0.25% (4.25% at June 30, 2004)

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
and was scheduled to mature on January 21, 2006. The Company had to pay an unused commitment fee of 0.25% on the unused portion of the revolving credit facility commitment. The 2003 Facility was subject to customary terms and conditions and included financial covenants for maintenance of a minimum tangible net worth, a minimum level of funded debt to earnings before interest, taxes, depreciation and amortization and a certain fixed charge coverage ratio.
      There were three separate amendments made to the 2003 Facility during the year ended June 30, 2004. The first amendment, dated October 13, 2003, increased the revolving credit facility to extend up to $6,500 regardless of the amount of qualifying accounts receivable for a certain time period. The second amendment, dated March 29, 2004, increased the revolving credit facility to extend up to $9,500 for a certain time period. The third amendment, dated May 27, 2004, increased the revolving credit facility to extend up to $10,500 regardless of the amount of qualifying accounts receivable through and including June 30, 2004; thereafter, the revolving credit facility was limited to the lesser of $6,500 or qualified accounts receivable.
      During the year ended June 30, 2004, the highest outstanding balance on the revolving credit facility was $9,200. Interest expense on the term debt and revolving credit facility was $206 and $133, respectively, for the year ended June 30, 2004.
      The Company was in compliance with all financial covenants under the 2003 Facility as of June 30, 2004. As of June 30, 2004, the Company had outstanding borrowings of $3,250 on the term loan and $8,700 on the revolving credit facility.

(b) 2004 Facility
      On July 12, 2004, the Company replaced the 2003 Facility with a new debt agreement with the same commercial bank (the 2004 Facility). On July 12, 2004, all amounts outstanding under the 2003 Facility were repaid with the proceeds from the 2004 Facility. The 2004 Facility consisted of a single revolving credit facility for up to $26,000. The 2004 Facility bore interest at either the LIBOR rate plus 3.0% or at the prime rate plus 1.0% and was scheduled to mature on July 12, 2007. The Company had the right to repay any borrowing under the 2004 Facility, in whole or in part, without premium or penalty before the maturity date. The 2004 Facility was subject to customary terms and conditions and included various nonfinancial covenants. The Company was in compliance with all financial covenants under the 2004 Facility during the year ended June 30, 2005.
      Interest expense on the revolving credit facility was $931 for the year ended June 30, 2005.

(c) 2005 Facility
      On March 8, 2005, the Company replaced the 2004 Facility with a new debt agreement with the same commercial bank (the 2005 Facility). On March 8, 2005, all amounts outstanding under the 2004 Facility were repaid with the proceeds from the 2005 Facility. The 2005 Facility initially consisted of a $50,000 term loan facility, a $25,000 revolving credit facility, a $3,000 swing line loan and an interest rate swap agreement (note 12). The 2005 Facility bears interest at either the LIBOR rate plus a margin between 2.5% and 3.5% based on the Company’s total leverage ratio or the greater of prime rate plus a margin between 0.75% and 1.75% based on the Company’s total leverage ratio or the Federal Funds Open Rate in effect on such day plus 0.5% plus a margin between 0.75% and 1.75% based on the Company’s total leverage ratio. The 2005 Facility matures on March 7, 2008. The Company must pay an unused commitment fee between 0.30% and 0.50% based on the Company’s total leverage ratio on the unused portion of the revolving credit facility commitment. The Company has the right to repay any borrowing

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
under the 2005 Facility, in whole or in part, without premium or penalty before the maturity date. The 2005 Facility is subject to customary terms and conditions and includes various financial and nonfinancial covenants.
      On June 21, 2005, the 2005 Facility was amended to increase the revolving credit facility to $30,000. During the year ended June 30, 2005, the highest outstanding balance on the revolving credit facility was $23,250. Interest expense on the term loan and revolving credit facility was $1,164 and $477, respectively, for the year ended June 30, 2005.
      The Company was in compliance with all financial covenants under the 2005 Facility during the 2005 fiscal year and as of June 30, 2005. As of June 30, 2005, the Company had outstanding borrowings of $46,750 on the term loan. The term loan required a principal payment of $750 on March 31, 2005 and, beginning on June 30, 2005 is payable in quarterly installments of $2,500 through December 30, 2007, with the balance due on March 7, 2008. Accordingly, the current portion of the term loan is $10,000 and is reflected as a current liability on the accompanying consolidated balance sheets as of June 30, 2005. As of June 30, 2005, there is an outstanding balance of $23,250 on the revolving credit facility and $100 on the swing line loan. At June 30, 2005, availability under the revolving credit facility was $6,750 and $2,900 under the swing line loan.
      See note 20.

(12)	HEDGE ACCOUNTING
      The Company uses variable-rate debt to finance its operations. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. Management believes that it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed cash flows. Under terms of the interest rate swaps, the Company receives variable interest rate payments and makes fixed interest rate payments.
      Changes in fair value of interest rate swaps designated as hedging instruments that effectively offset the variability of cash flows associated with variable-rate, long-term debt obligations are reported in accumulated other comprehensive income within stockholders’ equity. Changes in the fair value of interest rate swaps designated as ineffective cash flow hedges are reported currently in earnings. The Company did not enter into any interest rate swaps during fiscal year 2004. The Company’s interest rate swaps, which were entered into in March 2005, have been designated as ineffective. Accordingly, the changes in the fair value of the Company’s interest rate swaps have been recorded as interest expense during fiscal year 2005 in the accompanying consolidated statements of operations.
      The notional amount of the Company’s interest rate swap is $25,000. The swap was entered into in March 2005 and is scheduled to terminate in March 2008. As of June 30, 2005, the fair value of the interest rate swap is $215 and is included in interest payable on the accompanying consolidated balance sheets (note 20).

(13)	FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying amounts of cash, accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, accrued expenses (nonderivatives), commissions payable, income taxes payable, profit sharing plan contribution payable and deferred revenues approximate fair value because of the short

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
maturity of these instruments. Interest rate swaps, which are included in interest payable on the accompanying consolidated balance sheets are recorded at fair value.

(14)	ACCRUED EXPENSES
      Accrued expenses consist of the following at June 30, 2005 and 2004:

	2005	2004

Accrued salaries	$3,342	$2,544
Accrued vacation	823	600
SDI purchase consideration (note 7)	100	500
Stanpak Systems, Inc. purchase consideration (note 6)	500	—
Other	366	368

	$5,131	$4,012

(15)	STOCKHOLDER’S EQUITY
      The Company has two classes of authorized stock: common and preferred stock.

(a) Common Stock
      The Company is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends were subject to the preferential rights of the holders of the Company’s preferred stock. The Company has never declared dividends on its common stock.
      On December 22, 2004, the Company entered into an agreement with the Chief Financial Officer (CFO) of the Company pursuant to which the Company sold the CFO 30,534 shares of the Company’s Common Stock. In conjunction with this transaction, the CFO paid cash to the Company of $100 and issued a full recourse promissory note to the Company in the amount of $100. Interest on this note accrues at the lesser of 5% annually or the highest rate permitted under the applicable law. The amounts due under this note are secured by a pledge of 30,534 shares of the Company’s Common stock, and the payment of the principal amount and accrued interest under this note is subject to certain offset rights under the Senior Management Purchase Agreement (see below).

(b) Preferred Stock
      In January 2003, the Company issued 34,789.59 shares of redeemable preferred stock to TCEP, LLR and certain management members of the Company. See note 19 for related-party transactions.
      Dividends accrued on the preferred stock quarterly at the rate of 8% per annum of the liquidation value. For the years ended June 30, 2005 and 2004, $2,281 and $2,882, respectively, were recorded for the accretion of dividends. As of June 30, 2005 and 2004, a total of $6,399 and $4,118, respectively, were recorded for the accretion of dividends.
      In the event of any liquidation, dissolution, or winding-up of the Company, the holders of preferred stock were entitled to be paid, before any payment to holders of common stock, an amount equal to $1,000 per share (liquidation value) plus all accrued but unpaid dividends thereon, and the holders of preferred stock were not entitled to further payment. The liquidation value plus accrued but unpaid

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
dividends were payable to holders of preferred stock on December 31, 2009, the mandatory redemption date. The Company had the option at any time, with the approval of a majority of the holders of preferred stock, to redeem all or a portion of the preferred shares then outstanding at a price per share equal to the liquidation value plus all accrued but unpaid dividends thereon. The Company had to, at the request of a majority of the holders of preferred stock, apply the net cash proceeds from any Initial Public Offering to redeem shares of preferred stock at a price per share equal to the liquidation value plus all accrued but unpaid dividends thereon. No preferred share was entitled to any dividends accruing after the date which the liquidation value of such share was paid. The preferred stock was carried at its current redemption value on the accompanying consolidated balance sheets as of June 30, 2004 (note 3(m)).
      On March 9, 2005, the Company exercised its option to redeem all of the preferred shares outstanding at $1,000 per share plus $6,399 in accrued and unpaid dividends for a total payment of $41,189.

(c) Senior Management Purchase Agreement
      Under a Senior Management Purchase Agreement dated January 21, 2003, the executive officers of the Company were granted the right to purchase common and preferred stock. The shares of common stock were acquired at $0.029 per share and the shares of preferred stock were acquired at $1,000 per share, both of which represented the same price that was paid by TCEP and LLR. A portion of the shares of common stock acquired by the executives (referred to as carry shares) is subject to a vesting schedule. Certain of the carry shares vest 25% per year over a four-year period.
      The remaining carry shares cliff vest on December 31, 2009, unless the Company meets certain performance criteria (as established by the board of directors) for the fiscal years ending June 30, 2003 through June 30, 2006. Vesting is accelerated on 25% of these shares whenever the specified performance criteria are met. In fiscal year 2005, the Company’s board of directors determined that the specified performance criteria was achieved, and accordingly, these remaining carry shares, that were to cliff vest on December 31, 2009 became fully vested. Upon the occurrence of a sale of the Company, all carry shares that have not yet become vested shall become vested immediately prior to such event (note 20).
      In the event the executive is terminated, other than for cause, the Company has the right, but not the obligation, to acquire from the executive all or a portion of the unvested carry shares for an amount equal to the executive’s original cost, plus up to 50% of the vested carry shares for an amount equal to the fair value of the common stock, as determined by the board of directors. If the Company does not exercise its right or chooses to acquire less than the maximum number of unvested or vested carry shares available to it, then TCEP and LLR have the right, but not the obligation, to acquire from the executive any such carry shares not acquired by the Company at the same price as described above. If the executive is terminated for cause, the Company (or TCEP and LLR, if the Company does not exercise any or all of its right) has the right, but not the obligation, to acquire all or a portion of the unvested carry shares and up to 50% of the vested carry shares for an amount equal to the executive’s original cost.

(16)	INCOME TAXES
      On January 21, 2003, XXI Merger Corp. was merged with and into the Company in a reverse cash merger. For federal income tax purposes, the assets acquired and liabilities assumed remained at their pre-merger historical tax bases. For financial reporting purposes, the merger transaction was accounted for as a purchase business combination whereby the assets acquired and liabilities assumed were recorded at their fair values. Accordingly, a difference exists between the tax basis of the assets acquired and liabilities

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
assumed in the merger transaction and the assigned values of these assets and liabilities for financial reporting purposes.
      The provision for income taxes consisted of the following for the years ended June 30, 2005 and 2004:

	2005	2004

Federal:
Current	$4,491	$2,328
Deferred	(2,328)	(909)

	2,163	1,419

State:
Current	1,294	380
Deferred	(279)	18

	1,015	398

	$3,178	$1,817

      The components of net deferred tax liabilities consist of the following as of June 30, 2005 and 2004:

	2005	2004

Deferred tax assets:
Net operating loss carryforward	$103	$236
Research and development credit carryforward	207	12
Accrued expenses	—	17
Prepaid expenses	—	37
Inventories	10	62
Accrued vacation	109	150
Allowance for doubtful accounts	335	323
Property and equipment	458	759
Deferred rent	55	—
AMT credit carryforward	82	—
Unrealized loss on interest rate swap	86	—
Valuation allowance	—	(12)

	1,445	1,584
Deferred tax liabilities:
Intangible assets	(8,162)	(10,148)
Deferred revenues	(24)	(518)

Net deferred tax liability	$(6,741)	$(9,082)

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)
      The net deferred tax liability consists of the following as of June 30, 2005 and 2004:

	2005	2004

Current deferred tax asset	$864	$374
Noncurrent deferred tax liability	(7,605)	(9,456)

	$(6,741)	$(9,082)

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available and the temporary differences representing net future deductibles reverse. Based upon these factors, management determined that it is likely that the Company will realize all of the benefits of these deferred tax assets, and as a result, no valuation allowance has been provided.
      The following is a reconciliation between the statutory rate of 35% and 34% and the effective tax rate for the years ended June 30, 2005 and 2004:

	2005	2004

Tax expense at the statutory rate	35.0%	34.0%
State tax expense, net of federal benefit	8.4	4.5
Research and development credit	(4.4)	(7.9)
Federal rate change	3.4	—
Other	(1.2)	(0.4)

	41.2%	30.2%

(17)	EMPLOYEE BENEFITS
      A qualified profit-sharing plan covering employees who meet certain eligibility requirements is maintained for the benefit of the Company’s employees. Contributions are at the discretion of the board of directors and may not exceed the maximum amount allowable for federal income tax deduction purposes. No contributions were made to the qualified profit-sharing plan for the years ended June 30, 2005 and 2004.
      A 401(k) Retirement Savings Plan is maintained for the benefit of the Company’s employees. Contributions are at the discretion of management and were $314 and $248 for the years ended June 30, 2005 and 2004, respectively.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2005 and 2004
(In thousands, except share and per-share data)

(18)	COMMITMENTS AND CONTINGENCIES
      The Company leases its primary facility under a lease that expires on November 30, 2007. The lease agreement includes a five-year renewal provision at the Company’s option. The future minimum payments under noncancelable operating leases at June 30, 2005 are as follows:

Year ended June 30:
2006	$1,054
2007	1,080
2008	566
2009	31

$2,731

      Rent expense for the years ended June 30, 2005 and 2004 was $1,503 and $961, respectively.
      There is no material litigation pending to which the Company is a party or to which any of its property is subject. The Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of pending proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with respective counsel representing the Company in such proceedings, that the resolution of these proceedings should not have a material effect on the Company’s consolidated financial position, liquidity, or results of operation.

(19)	RELATED-PARTY TRANSACTIONS
      TCEP and LLR provide consulting services to the Company from time to time. Under this arrangement, TCEP and LLR are to be paid an aggregate minimum annual amount of $200. As of June 30, 2005 and 2004, the Company maintained an outstanding payable to TCEP and LLR of $197 and $200, respectively, which is recorded within accounts payable-related party in the accompanying consolidated balance sheets.
      On December 22, 2004, the Company entered into an agreement with CFO of the Company pursuant to which the Company sold the CFO 30,534 shares of the Company’s Common Stock (note 15a).

(20)	SUBSEQUENT EVENTS
      On August 17, 2005, Activant Solutions Inc. (Activant) announced that it has agreed to purchase the Company. Under the terms of a definitive merger agreement entered on August 15, 2005, the Company will merge with a newly formed subsidiary of Activant. As a result, Activant will become the owner of all of the outstanding stock of the Company. The aggregate purchase price is approximately $215,000, subject to certain adjustments. The transaction is expected to close in mid-September 2005, subject to the satisfaction of certain customary closing conditions. In connection with this transaction, the Company’s debt (note 11) will be repaid. Additionally, in connection with this transaction, the interest rate swap will be terminated and the Company will be required to pay the bank the fair value of the interest rate swap at the date of termination. See note 12 for fair value of interest rate swap.

INDEPENDENT AUDITORS’ REPORT
The Board of Directors
Prophet 21, Inc.:
      We have audited the accompanying consolidated balance sheet of Prophet 21, Inc. (Successor Company) and subsidiaries as of June 30, 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from January 21, 2003 to June 30, 2003 (successor period) and the consolidated statements of operations, stockholders’ equity, and cash flows for Prophet 21, Inc. (Predecessor Company) and subsidiaries for the period from July 1, 2002 to January 20, 2003 (predecessor period). These consolidated financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the aforementioned Successor Company consolidated financial statements present fairly, in all material respects, the financial position of Successor Company and subsidiaries as of June 30, 2003, and the results of their operations and their cash flows for the successor period, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor Company consolidated financial statements present fairly, in all material respects, the results of Predecessor Company and subsidiaries’ operations and Predecessor Company and subsidiaries’ cash flows for the predecessor period, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in note 2 to the consolidated financial statements, effective January 21, 2003, XXI Merger Corp. merged with and into Predecessor Company in a business combination accounted for as a purchase. As a result of the transaction, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the period before the transaction and, therefore, is not comparable.
/s/ KPMG LLP
November 24, 2003, except
  as to the last two paragraphs
  of note 15, which are as of
  March 31, 2004

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
June 30, 2003
(In thousands, except share and per-share data)

(Successor
Company)

Assets
Current assets:
Cash	$1,797
Accounts receivable, net of allowance for doubtful accounts of $494	7,472
Inventories	672
Deferred tax asset	96
Prepaid expenses and other current assets	1,708

Total current assets	11,745
Property and equipment, net	1,386
Other assets	156
Intangibles, net of amortization $1,481	23,419
Goodwill	23,098

Total assets	$59,804

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$900
Current portion of long-term debt	2,167
Accounts payable	1,561
Accrued expenses	3,876
Commissions payable	627
Taxes payable	692
Profit sharing plan contribution payable	218
Deferred revenue	3,572

Total current liabilities	13,613
Deferred tax liability	6,721
Long-term debt, less current portion	3,250

Total liabilities	23,584

Stockholders’ equity:
Preferred stock, $1,000 par value. Authorized 75,000 shares; issued and outstanding 34,789.59 shares	36,026
Common stock, $0.01 par value. Authorized 20,000,000 shares; issued and outstanding 13,744,645 shares	138
Additional paid-in capital	259
Accumulated deficit	(203)

Total stockholders’ equity	36,220

Total liabilities and stockholders’ equity	$59,804

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands)

	(Predecessor	(Successor
	Company)	Company)

Revenue:
Software and hardware	$5,583	$6,191
Service and support	15,655	11,813
Trading Partner Connect	1,627	1,225
Summit and other	32	396

	22,897	19,625

Cost of revenue:
Software and hardware	1,683	2,476
Service and support	6,213	5,180
Trading Partner Connect	1,199	916
Summit and other	—	380

	9,095	8,952

Gross profit	13,802	10,673

Operating expenses:
Sales and marketing	3,724	3,623
Research and product development	4,278	3,568
General and administrative	2,121	1,526
Amortization of intangibles	—	362
Merger and acquisition related expenses	454	—

Total operating expenses	10,577	9,079

Operating income	3,225	1,594
Interest income (expense), net	202	(171)

Income before taxes	3,427	1,423
Provision for income taxes	1,210	390

Net income	$2,217	$1,033

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands, except share and per-share data)

						Retained	Accumulated
	Preferred Stock		Common Stock		Additional	Earnings	Other			Total
					Paid-In	(Accumulated	Comprehensive	Treasury	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	Loss	Stock	Income	Equity

Balance, July 1, 2002	—	$—	4,451	$44	$12,624	$20,368	$(175)	$(4,014)		$28,847
Issuance of common stock in connection with exercise of stock options			156	2	988					990
Income tax benefit from stock options exercised					639					639
Other comprehensive loss							(10)		$(10)	(10)
Net income						2,217			2,217	2,217

Comprehensive income									$2,207

Balance, January 20, 2003	—	$—	4,607	$46	$14,251	$22,585	$(185)	$(4,014)		$32,683

Issuance of common and preferred stock	35	$34,790	13,745	$138	$259	$—				$35,187
Dividend accretion		1,236				(1,236)				—
Net income						1,033				1,033

Balance, June 30, 2003	35	$36,026	13,745	$138	$259	$(203)				$36,220

See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003
(In thousands)

	(Predecessor	(Successor
	Company)	Company)

Cash flows from operating activities:
Net income	$2,217	$1,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,012	1,857
Provisions for losses on accounts receivable	401	270
Deferred taxes	(687)	(1,296)
Tax benefit deriving from exercise and sale of stock option shares	639	—
Decreases (increases) in operating assets, net of effect of acquisitions:
Accounts receivable	388	(795)
Inventories	(157)	309
Prepaid expenses and other current assets	(104)	(261)
Other assets	66	(150)
Increases (decreases) in operating liabilities, net of effect of acquisitions:
Accounts payable	8	(357)
Accrued expenses	(2,085)	247
Taxes payable	655	616
Profit sharing plan contribution payable	(36)	53
Deferred revenue	523	2,052

Total adjustments	623	2,545

Net cash provided by operating activities	2,840	3,578

Cash flows from investing activities:
Purchases of equipment and improvements, net	(192)	(74)
Acquisition of businesses, net of cash acquired	—	(43,211)
Sale of marketable securities	7,625	—

Net cash provided by (used in) investing activities	7,433	(43,285)

Cash flows from financing activities:
Proceeds from exercise of stock options	990	—
Issuance of common and preferred stock	—	35,187
Proceeds from loans	—	10,300
Repayment of loan principal	—	(3,983)

Net cash provided by financing activities	990	41,504

Effect of exchange rate changes on cash	(10)	—

Net increase in cash and cash equivalents	11,253	1,797
Cash and cash equivalents at beginning of period	16,220	—

Cash and cash equivalents at end of period	$27,473	$1,797

Supplemental cash flow disclosures:
Income taxes paid	$1,093	$435
Interest paid	20	$93
See accompanying notes to consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 2003
(Amounts in thousands, except share and per share data)

(1)	ORGANIZATION
      Prophet 21, Inc. (Successor Company) and its wholly owned subsidiaries develops, markets, and supports a complete suite of fully integrated, industry-specific enterprise applications consisting of order and inventory management, pricing and promotions, warehouse automation, procurement, finance, business analysis and reporting, and customer relationship management modules. In addition, the Successor Company’s Internet trading network streamlines the commerce process between distributors, their manufacturers/suppliers and end-users. Prior to the transaction that is described in note 4, Prophet 21, Inc. (Predecessor Company) and subsidiaries were engaged in the business that is now carried out by Successor Company.

(2)	BASIS OF PRESENTATION
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a transaction that has been accounted for as a business combination. XXI Merger Corp. is owned by affiliated funds of Thoma Cressey Equity Partners (TCEP) and LLR Partners, Inc. (LLR) and certain management members of Successor Company. Upon the merger, the former shareholders of Predecessor Company became entitled to receive $16.30 in cash per share (see note 4). Purchase transactions result in a new basis of accounting for the purchased assets and liabilities, regardless of whether the purchased entity continues to exist or is merged into the new parent’s operations. Accordingly, the cost of acquiring Predecessor Company has been “pushed down” to Successor Company’s separate consolidated financial statements. The fair value of the consideration paid exceeded the net tangible and identifiable intangible assets of Predecessor Company. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, this excess was allocated to goodwill.
      The consolidated financial statements include the accounts of Prophet 21, Inc. (predecessor or successor, as applicable) and its wholly owned subsidiaries. All intercompany transactions have been eliminated.

(3)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and Cash Equivalents
      For purposes of the consolidated statements of cash flows, all highly liquid instruments purchased with an initial maturity of three months or less are considered to be cash equivalents.

(b) Allowance for Doubtful Accounts
      Successor Company establishes a general allowance for doubtful accounts based on percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but not limited to, current economic trends and historical payment experience. In addition, Successor Company establishes allowances to charge off specifically identified doubtful accounts for the amount deemed worthless when a loss is determined to be both probable and estimable.

(c) Inventories
      Inventories primarily consist of purchased hardware and third party software. Inventories are stated at the lower of cost or market. Cost is determined using the average cost method.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)

(d) Property and Equipment
      Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term (including renewal periods in certain instances). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

(e) Goodwill
      In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite lives be tested for impairment at least annually. Under the provisions of SFAS No. 142, the first step of the impairment test requires that an entity determine the fair value of its reporting units, and compare the fair value to the reporting units’ carrying amount. To the extent the carrying amount of a reporting unit exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the entity must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date. Successor Company has determined that it has one reporting unit. Successor Company performed its annual impairment test as of June 30, 2003 and noted no impairment. In the future, Successor Company expects to perform the annual test during its fiscal fourth quarter unless events or circumstances indicate impairment may have occurred before that time.

(f) Long-Lived Assets
      Acquired intangible assets consist of customer contracts and related customer relationships, trademarks and trade names, noncompete agreements and acquired technology arising from acquisitions. Customer contracts and related customer relationships are amortized using the straight-line method over their estimated economic life of seven years. Trademarks and trade names are considered to have an indefinite life, and therefore are not amortized.
      The provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, were adopted on July 1, 2002. SFAS No. 144 establishes accounting standards for the impairment of long-lived assets such as property and equipment and intangible assets subject to amortization. Long-lived assets to be held-and-used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the fair value is estimated using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. The adoption of SFAS No. 144 did not have a material impact on Predecessor Company’s or Successor Company’s consolidated financial statements.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)

(g) Capitalized Software and Acquired Technology
      Software development costs associated with a new product are capitalized pursuant to SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Such costs are capitalized only after technological feasibility has been established. Such capitalized amounts are amortized commencing with product introduction using the straight-line method over the estimated economic life of the product.
      Under the provisions of Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, costs associated with internally developed and/or purchased software systems for new products and enhancements to existing products are capitalized once the projects have reached the application development stage and meet recoverability tests. Capitalized costs include external direct costs of materials and services utilized in developing or obtaining internal-use software, and payroll and payroll-related expenses for employees who are directly associated with and devote time to the internal-use software project. Capitalization of such costs begins when the preliminary project stage is complete and ceases no later than the point at which the project is substantially complete and ready for its intended purpose. These capitalized costs are amortized using the straight-line method over the estimated economic useful life of five year beginning when the asset is ready for its intended use.
      Acquired technology represents existing software that was acquired by way of a business combination. Such software, which may be intended to be licensed to others or used internally, is recorded at its fair value, and amortized using the straight-line method over the estimated economic life of five years.
      Amortization of capitalized software development costs or acquired technology ($410 and $1,119 for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003, respectively) is charged to cost of revenue. All other research and product development costs, including amounts related to assets that have no alternative use, have been expensed as incurred.

(h) Revenue Recognition and Deferred Income
      Revenue from software licensing and related services is accounted for under SOP 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. SOP 97-2, as amended, requires the total revenue on software arrangements involving multiple elements to be allocated to each element based on vendor specific objective evidence of fair values of the elements.
      Revenue from software is recognized when a contract has been executed, the product has been shipped to customers, uncertainty surrounding customer acceptance becomes insignificant, payment terms are fixed or determinable and collection of the related receivable is probable. Maintenance revenues from hardware and software support fees are deferred and recognized ratably over the contract period. As the functionality of the hardware is not dependent on any other services provided by Predecessor Company or Successor Company, hardware sales are recognized upon shipment. Revenue allocated to professional services is recognized as the services are provided. Deferred revenue represents amounts received from customers in advance of revenue being recognized and primarily relates to post contract customer support.

(i) Warranty
      Hardware and the proprietary software are warranted against design defects. A provision for future claims is recorded based upon historical experience.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)

(j) Stock Based Compensation
      Predecessor Company applied Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based employee compensation plans. In 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which, if fully adopted by Predecessor Company, would have changed the method used to recognize the cost of such plans. Predecessor Company adopted the disclosure requirements of SFAS No. 123. Had Predecessor Company adopted the cost recognition provisions of SFAS No. 123 for the period from July 1, 2002 through January 20, 2003, Predecessor Company’s net income would have been adjusted to the pro forma amount indicated below.

Net income, as reported	$2,217
Deduct:
Total stock based employee compensation expense, determined under fair value based method for all awards, net of tax	(455)

Pro forma net income	$1,762

      The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

(k) Comprehensive Income
      SFAS No. 130, Reporting Comprehensive Income, requires net foreign exchange translation gains or losses to be included in accumulated other comprehensive income (loss) in the consolidated balance sheet and in the disclosure of comprehensive income (loss). The totals of other comprehensive loss items and comprehensive income are displayed separately for Predecessor Company in the consolidated statements of stockholders’ equity. There were no other comprehensive income (loss) items for Successor Company.

(l) Income Taxes
      The asset and liability approach for income taxes is utilized, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amount and the tax basis of assets and liabilities and operating loss and tax credit carryforwards.

(m) Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	TRANSACTION WITH XXI MERGER CORP.
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a reverse cash merger. As a consequence of the transaction, the former shareholders of Predecessor Company became entitled to receive $16.30 in cash per share. Outstanding options to acquire shares in Predecessor Company were cancelled at the time of the merger, and the holders of each cancelled option with an exercise price of less than $16.30 became entitled to receive an amount equal to the excess of

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
$16.30 over the per share exercise price times the number of shares of common stock subject to the option. XXI Merger Corp. is owned by affiliated funds of TCEP and LLR and certain management members of Successor Company.
      The transaction was accounted for as a purchase business combination. The total purchase price, including direct acquisition costs of $385, was $69,490. The Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of January 21, 2003:

Cash	$27,473
Other current assets	9,020
Property and equipment	1,561
Other assets	1
Intangible assets	23,200
Goodwill	22,428

Total assets acquired	83,683

Current liabilities	6,807
Noncurrent liabilities	7,386

Total liabilities assumed	14,193

Net assets acquired	$69,490

      The amortizable acquired intangible assets have a weighted average useful life of approximately six years. The intangible assets include a customer contract and related customer relationship intangible asset of $5,400, which is being amortized using the straight-line method over seven years, acquired technology of $12,600, which is being amortized using the straight-line method over five years, a covenant-not-to-compete of $200, which is being amortized using the straight-line method over five years and trademarks and trade names of $5,000, which are considered to have an indefinite life. The $22,428 of goodwill is not deductible for income tax purposes.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)

(5)	ACQUISITION OF FASPAC SYSTEMS, INC.
      On June 13, 2003, Successor Company acquired certain assets and assumed certain liabilities of Faspac Systems, Inc. for a total purchase price of $1,842, including direct acquisition costs of $92. A portion of the purchase price ($648) will be paid out no later than June 13, 2004. In addition, $250 of contingent consideration is being held in an escrow account. Such amount, which is currently included in prepaid expenses and other current assets, will be paid out on June 13, 2004 pending the resolution of certain contingencies. Faspac Systems is a provider of enterprise software solutions and services to distribution entities in the fastener industry. Successor Company obtained an independent third-party appraisal of the fair value of the acquired intangibles. The following table summarizes the fair value of the assets acquired and liabilities assumed as of June 13, 2003:

Current assets	$360
Property and equipment	127
Intangible asset	1,700
Goodwill	670

Total assets acquired	2,857

Current liabilities	1,015

Total liabilities assumed	1,015

Net assets acquired	$1,842

      The customer contract and related customer relationship intangible asset of $1,700 has a useful life of four years and is being depreciated using the straight-line method. The $670 of goodwill is deductible for income tax purposes.

(6)	PROPERTY AND EQUIPMENT
      Property and equipment consist of the following at June 30, 2003:

Equipment	$91
Computer hardware and software	1,044
Furniture and fixtures	363
Leasehold improvements	234

1,732
Less accumulated depreciation and amortization	(346)

$1,386

      Depreciation and amortization expense for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003 was $548 and $346, respectively.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)

(7)	ACQUIRED INTANGIBLE ASSETS
      Acquired intangible assets consist of the following at June 30, 2003:

	Gross
	Carrying	Accumulated
	Amount	Amortization

Acquired technology	$12,600	$1,119
Customer contracts and related customer relationships	7,100	344
Covenant-not-to-compete	200	18
Trademarks and trade names	5,000	—

	$24,900	$1,481

      Aggregate amortization expense for the period from January 21, 2003 through June 30, 2003 was $1,481.
      The following table provides estimated future amortization expense related to acquired intangible assets for each of the five succeeding fiscal years:

June 30:
2004	$3,756
2005	3,756
2006	3,756
2007	3,756
2008	2,196

(8)	DEBT
      On January 21, 2003, Successor Company entered into a debt agreement (the 2003 Facility) with a commercial bank. The 2003 Facility includes a $6,500 term loan facility and up to a $6,500 revolving credit facility based on qualifying accounts receivable. On January 21, 2003, Successor Company borrowed the full amount of the term loan and $2,900 on the revolving credit facility. On June 13, 2003, Successor Company borrowed an additional $900 on the revolving credit facility in connection with the Faspac Systems transaction. The term loan facility bears interest at LIBOR plus 3.25% or the prime rate plus 0.50% (4.35% at June 30, 2003). The term loan is due and payable in 12 equal quarterly installments and is secured by certain of Successor Company’s assets. The revolving credit facility bears interest either at the LIBOR rate plus 3.00%, or at the prime rate plus 0.25% (4.25% at June 30, 2003) and matures on January 21, 2006. Successor Company must pay an unused commitment fee of 0.25% on the unused portion of the commitment. The 2003 Facility is subject to customary terms and conditions and includes financial covenants for maintenance of a minimum tangible net worth, a minimum level of funded debt to earnings before interest, taxes, depreciation and amortization and a certain fixed charge coverage ratio. Successor Company was in compliance with all covenants as of June 30, 2003. As of June 30, 2003, Successor Company had outstanding borrowings of $5,417 on the term loan and $900 on the revolving credit facility.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)

(9)	ACCRUED EXPENSES
      Accrued expenses consist of the following at June 30, 2003:

Accrued salaries	$2,410
Faspac Systems purchase consideration	648
Accrued vacation	360
Other	458

$3,876

(10)	STOCKHOLDERS’ EQUITY
      Successor Company has two classes of authorized stock: common and preferred stock.

(a) Common Stock
      Successor Company is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends are subject to the preferential rights of the holders of Successor Company’s preferred stock. Successor Company has never declared dividends on its common stock.

(b) Preferred Stock
      In January 2003, Successor Company issued 34,789.59 shares of redeemable preferred stock to TCEP, LLR and certain management members of Successor Company. The preferred stock accrues dividends quarterly at 8% of the liquidation value. Each share of the preferred stock has a liquidation value of $1,000 per share. The liquidation value plus accrued but unpaid dividends are payable on December 31, 2009, the mandatory redemption date.

(c) Senior Management Purchase Agreement
      Under a Senior Management Purchase Agreement dated January 21, 2003, the executive officers of Successor Company were granted the right to purchase common and preferred stock. The shares of common stock were acquired at $0.029 per share and the shares of preferred stock were acquired at $1,000 per share, both of which represented the same price that was paid by TCEP and LLR. A portion of the shares of common stock acquired by the executives (referred to as carry shares) is subject to a vesting schedule. Some of the carry shares vest 25% per year over a four-year period. The remaining carry shares cliff vest on December 31, 2009, unless Successor Company meets certain performance criteria (as established by the board of directors) for the fiscal years ending June 30, 2003 through June 30, 2006. Vesting is accelerated on 25% of these shares whenever the specified performance criteria are met. Upon the occurrence of a sale of Successor Company, all carry shares that have not yet become vested shall become vested immediately prior to such event.
      In the event the executive is terminated, other than for cause, Successor Company has the right, but not the obligation, to acquire from the executive all or a portion of the unvested carry shares for an amount equal to the executive’s original cost, plus up to 50% of the vested carry shares for an amount equal to the fair value of the common stock, as determined by the board of directors. If Successor Company does not exercise its right or chooses to acquire less than the maximum number of unvested or vested carry shares available to it, then TCEP and LLR have the right, but not the obligation, to acquire

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
from the executive any such carry shares not acquired by Successor Company at the same price as described above. If the executive is terminated for cause, Successor Company (or TCEP and LLR, if Successor Company doesn’t exercise any or all of its right) has the right, but not the obligation, to acquire all or a portion of the unvested carry shares and up to 50% of the vested carry shares for an amount equal to the executive’s original cost.

(11)	INCOME TAXES
      On January 21, 2003, XXI Merger Corp. was merged with and into Predecessor Company in a reverse cash merger. For federal income tax purposes, the assets acquired and liabilities assumed will remain at their pre-merger historical tax bases. For financial reporting purposes the merger transaction was accounted for as a purchase business combination whereby the assets acquired and liabilities assumed were recorded at their fair values. Accordingly, a difference exists between the tax basis of the assets acquired and liabilities assumed in the merger transaction and the assigned values of these assets and liabilities for financial reporting purposes.
      SFAS No. 109, Accounting for Income Taxes, requires that deferred tax assets and liabilities be recognized at the date of the merger transaction for (a) acquired net operating loss and credit carryforwards and (b) differences between the assigned values for financial reporting purposes and the tax bases of assets acquired and liabilities assumed. A valuation allowance for acquired deferred tax assets is established at the merger date if it is more likely than not that all or some portion of the acquired tax benefits will not be realized in the future. Increases in the valuation allowance recognized subsequent to the merger will be recorded as an increase in the provision for income taxes for Successor Company.
      The provision for income taxes consisted of the following for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003:

	(Predecessor	(Successor
	Company)	Company)

Federal:
Current	$1,718	$1,384
Deferred	(808)	(1,137)

	910	247

State:
Current	179	302
Deferred	121	(159)

	300	143

	$1,210	$390

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
      The components of net deferred tax liabilities consist of the following as of June 30, 2003:

Deferred tax assets:
Net operating loss carryforward	$349
Research and development credit carryforward	837
Inventory	13
Accrued vacation	47
Bad debt	194
Property and equipment	292

1,732
Deferred tax liabilities:
Intangibles	(8,199)
Deferred revenue	(158)

Net deferred tax liability	$(6,625)

      The net deferred tax liability consists of the following as of June 30, 2003:

Current deferred tax asset	$96
Noncurrent deferred tax liability	(6,721)

$(6,625)

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available and the temporary differences representing net future deductibles reverse. Based upon these factors, management determined that it is more likely than not that Successor Company will realize the benefits of these deferred tax assets, and as a result, has not provided for a valuation allowance.
      The following is a reconciliation between expected tax expense at the statutory rate of 34% and actual tax expense for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003:

	(Predecessor	(Successor
	Company)	Company)

Tax expense at the statutory rate	34.0%	34.0%
State tax expense, net of federal benefit	4.5	2.8
Research and development credit	(11.1)	(13.3)
Nondeductible expenses	5.8	3.1
Tax exempt income	(0.8)	(0.1)
Other	2.9	0.9

	35.3%	27.4%

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)

(12)	STOCK OPTION AND AWARD PLAN
      Under Predecessor Company’s 1993 Stock Plan (the Plan), Predecessor Company had reserved 1,200,000 shares of common stock for issuance of both incentive and nonqualified options. Under the Plan, options to purchase shares of common stock could have been granted to key employees and consultants. The Plan provided that the exercise price of incentive options should not be less than the fair market value of the shares on the date of the grant, that the exercise price of nonqualified options should not be less than 75% of the fair market value of the shares on the date of grant and, in either case, that no portion of such options could be exercised beyond ten years from the date of grant.
      Under the Plan, Predecessor Company was authorized to issue shares of common stock pursuant to awards granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options, and other similar stock-based awards.
      A summary of the changes to Predecessor Company’s stock options during the period from July 1, 2002 through January 20, 2003 is presented below:

			Weighted
			Average
		Exercise Price	Exercise
	Shares	Per Share	Price

Options outstanding at July 1, 2002	717,152	$4.125 to $22.375	$8.91
Cancelled	(3,000)	$9.900 to $15.875	11.89
Exercised	(156,000)	$4.500 to $9.125	6.36

Options outstanding at January 20, 2003	558,152	$4.125 to $22.375	11.89
Cancelled in connection with merger	(558,152)

Options outstanding at June 30, 2003	—

      The following table summarizes information concerning outstanding and exercisable options as of January 20, 2003:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number of	Remaining	Exercise	Number of	Exercise
Range of Exercise Prices	Options	Life (Years)	Price	Options	Price

$4.125 to $5.250	113,785	3.58	$5.11	113,785	$5.11
$6.50 to $9.90	290,000	3.42	7.89	260,665	7.77
$15.875 to $22.375	154,367	6.86	16.17	119,632	16.16

$4.125 to $22.375	558,152	5.60	9.61	494,082	9.17

(13)	EMPLOYEE BENEFITS
      A qualified profit sharing plan covering employees who meet certain eligibility requirements is maintained for the benefit of the employees. Contributions are at the discretion of the board of directors and may not exceed the maximum amount allowable for federal income tax deduction purposes. No contributions were made to the qualified profit sharing plan for the periods presented.

PROPHET 21, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)
June 30, 2003
(Amounts in thousands, except share and per share data)
      A 401(k) Retirement Savings Plan is maintained for the benefit of the employees. Contributions are at the discretion of management and were $121 and $97 for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003, respectively.

(14)	COMMITMENTS
      Successor Company leases its primary facility from the majority stockholder of Predecessor Company under a lease that expires on November 30, 2007. The lease agreement includes a five-year renewal provision at Successor Company’s option. The future minimum payments under noncancelable operating leases at June 30, 2003 are as follows:

Fiscal year:
2004	$648
2005	518
2006	533
2007	547
2008	234

$2,480

      Rent expense, including the above lease, for the periods from July 1, 2002 through January 20, 2003 and January 21, 2003 through June 30, 2003 was $307 and $258, respectively.
      There is no material litigation pending to which Successor Company is a party or to which any of its property is subject. Successor Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of pending proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with respective counsel representing Successor Company in such proceedings, that the resolution of these proceedings should not have a material effect on Successor Company’s consolidated financial position, liquidity or results of operation.

(15)	SUBSEQUENT EVENTS
      On November 5, 2003, Successor Company acquired all of the outstanding stock of Systems Design, Inc. (SDI). The total purchase price, including estimated direct acquisition costs of $95, was $5,395. SDI is a provider of enterprise software solutions and services for distributors in the tile and floor covering and other durable goods industries. Successor Company borrowed $4,000 on the revolving credit facility as partial consideration for the SDI acquisition.
      On March 31, 2004, Successor Company acquired all of the outstanding stock of Distributor Information Systems Corporation, Inc. (DISC). The total purchase price, including estimated direct acquisition costs of $95, was $7,795. DISC is a provider of enterprise software solutions and services for distributors in the fluid power, hydraulics and other durable goods industries. Prior to the closing of the transaction, Successor Company amended its revolving credit facility to allow for borrowings up to $9,500. Successor Company borrowed $7,700 on the amended revolving credit facility in connection with the acquisition of DISC.
      Successor Company is in the process of obtaining independent third-party appraisals of the fair value of the acquired intangibles for the SDI and DISC acquisitions. Information with respect to assets acquired and liabilities assumed is not currently available with respect to these two acquisitions.